EXHIBIT 99.1

Gryphon Gold Closes C$1.85M Private Placement

February 18, 2010: Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announced today that it has closed the Private Placement announced January 22, 2010. Gryphon has issued 10,897,353 units at a price of C$0.17/unit for gross proceeds of C$1,852,550.

Each unit consists of one share of common stock and one half (1/2) full purchase warrant. The two year warrants are exercisable at a price of US$0.25. The Units were offered for sale directly by Gryphon Gold. Gryphon has paid qualified registered dealers cash commissions in the aggregate amount of C$168,385 and issued compensation options to acquire 990,500 common shares (exercisable at a price of US$0.21 for a period of up to 12 months from closing) in connection with the Private Placement. The proceeds will be applied to fund the continuation of Gryphon Gold’s exploration and development program and general corporate purposes, including a payment of US$500,000 to satisfy amounts owing to holders of a convertible note due March 30, 2012.

The Units, including the common stock and warrants, and shares underlying the warrants are not currently qualified by prospectus or registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state or the securities laws of Canada, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements or sold in Canada absent an exemption from applicable prospectus requirements. The securities are subject to resale restrictions under applicable securities laws. In connection with this private placement, Gryphon Gold granted registration rights to each of the investors and will use commercially reasonable efforts to prepare and file with SEC within 120 days a registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

After giving effect to the closing of this private placement the Company has 85.1 million shares outstanding and a cash balance of approximately US$2.1 million in the treasury as at February 18, 2010.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO

Ph: 775 853-8814

jkey@gryphongold.com

Bill Wilson, CFO

Ph: 775 853-8814

bwilson@gryphongold.com

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to completion of the private placement, use of proceeds, plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views and are subject to certain assumptions, including that net proceeds of the private placement will be sufficient to address Gryphon Gold’s current working capital requirements, and certain risks and uncertainties, including the risk that the private placement may not be completed, and those risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 12, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.